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                                                                EXHIBIT 10.17

                        NATIONAL PICTURE & FRAME COMPANY
                              1500 COMMERCE STREET
                          GREENWOOD, MISSISSIPPI 38930



                               April 30, 1997



Mr. Robert T. Littlejohn
National Picture & Frame Company
1500 Commerce Street
Greenwood, MS 38930

               Re: Employment Matters

Dear Bob:

               In the event your employment with National Picture & Frame Company (the "Company") is terminated without cause by the Company prior to October 31, 1997, you will be entitled to receive your base salary (as in effect at the time of termination) through the first anniversary of such termination, provided that you have complied with the requirements of Section 5(b)(1) of your Employment Agreement with the Company, dated as of April 30, 1993 (the "Employment Agreement"). For purposes of this letter, termination of your employment includes, in addition to actual termination, a substantial diminution of your duties or responsibilities to the Company or any requirement to perform your duties and responsibilities to the Company at a location more than 50 miles from the current location of the Company's corporate headquarters. The amounts payable to you pursuant to this paragraph of this letter are not intended to be duplicative of severance payments that you may otherwise be entitled to receive pursuant to the Employment Agreement, and therefore the amounts payable to you pursuant to this paragraph will be reduced by the amount of any severance payments you otherwise receive pursuant to the Employment Agreement.

               Reference is made to the letter agreement dated November 7, 1996 between you and the Company (the "Prior Letter Agreement"). In the event that
(i)`one or more definitive agreements with Citicorp Venture Capital or Colonnade Capital (or an entity sponsored by either such firm) providing for a change of control of the Company (the "Definitive Agreements") are entered into by the Company and (ii) the transactions contemplated by the Definitive Agreements are consummated on or prior to October 31, 1997, then you shall be entitled to receive at the time of such consummation a cash bonus in an amount equal to the difference, if any, between (x) the amount you would have been entitled to receive as a cash bonus pursuant to the second paragraph of the Prior Letter Agreement if such transactions had been consummated during the fiscal year


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April 30, 1997
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ended April 30, 1997, and (y) the amount you were actually entitled to receive as a cash bonus pursuant to the second paragraph of the Prior Letter Agreement.

               The provisions of this letter agreement shall constitute binding and enforceable contractual obligations of the parties hereto. This letter agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same binding agreement.

                                        Very truly yours,

                                        NATIONAL PICTURE & FRAME COMPANY


                                        By:   /s/ Jesse C. Luxton
                                              ----------------------------

                                         Its:  Chief Executive  Officer
                                               ---------------------------


Agreed to and Accepted:


/s/ Robert T. Littlejohn
-------------------------------
Robert T. Littlejohn


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                              November 7, 1996


Mr. Robert T. Littlejohn
National Picture & Frame Company
1500 Commerce Street
Greenwood, MS  38930

               Re: Employment Matters.

Dear Bob:

               In the event a Change of Control (as defined below) occurs during the Company's fiscal year ended April 30, 1997 and, prior to the second anniversary of such Change of Control, (i) your employment with National Picture & Frame Company (the "Company") is terminated, (ii) your duties or responsibilities to the Company are substantially diminished or (iii) you are required to perform your duties and responsibilities to the Company at a location more than 50 miles from the current location of the Company's corporate headquarters (each, a "Termination Event"), then you shall be entitled to a severance package equal to your base salary from the date of such Termination Event through the later of (x) the second anniversary of such Change of Control or (y) the first anniversary of such Termination Event. The amounts payable to you pursuant to this paragraph are not intended to be duplicative of severance payments that you may otherwise be entitled to receive pursuant to Section 5(b)(i) of your Employment Agreement, dated as of April 30, 1993, by and between you and the Company (the "Employment Agreement"); and therefore the amounts payable to you pursuant to this paragraph will be reduced by the amount of any severance payments you otherwise receive pursuant to your Employment Agreement.

               In addition, if a Change of Control occurs during the Company's fiscal year ended April 30, 1997, then notwithstanding anything in your Employment Agreement to the contrary, your cash bonus for such fiscal year shall be equal to 30% of your base salary for such fiscal year. If a Change of Control does not occur during the Company's fiscal year ended April 30, 1997, then notwithstanding anything in your Employment Agreement to the contrary, your cash bonus for such fiscal year shall equal the greater of (a) 10% of your base salary for such fiscal year and (b) the Bonus (as defined in your Employment Agreement) otherwise payable to you pursuant to your Employment Agreement for such fiscal year.

               For purposes of this letter agreement, "Change of Control" means any (i) consolidation or merger of the Company with or into another entity or entities (whether or not the Company is the surviving entity), (ii) any sale or transfer by the Company of all or substantially all of its assets or (iii) any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Company's capital stock by the Company or the stockholders thereof as a result of which the stockholders of the Company which possess the voting power (under ordinary
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November 7, 1996
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circumstances) to elect a majority of the Company's board of directors as of the date hereof cease to own a sufficient amount of the Company's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Company's board of directors.

               The provisions of this letter agreement shall constitute binding and enforceable contractual obligations of the parties hereto. This letter agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same binding agreement. Except as expressly amended or modified hereby, your Employment Agreement will and does remain in full force and effect.

                                     Very truly yours,

                                     NATIONAL PICTURE & FRAME COMPANY


                                     By:   /s/ Jesse C. Luxton
                                           -------------------------------------

                                     Its:  President and Chief Executive Officer
                                           -------------------------------------


Agreed to and Accepted:


/s/ Robert T. Littlejohn
-----------------------------
Robert T. Littlejohn